Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G/A, and any amendments thereto, with respect to the common stock beneficially owned by each of them of Altice USA, Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G/A.

Dated: February 14, 2019
Next Alt S.à. r.l.

By:	/s/ Jean-Luc Berrebi /s/ Laurent Godineau
	Name:	Jean-Luc Berrebi and Laurent Godineau
	Title:	Authorized Signatories

CVC 3 B.V.

By:	/s/ Dennis Okhuijsen
	Name:	Dennis Okhuijsen
	Title:	Authorized Signatory

/s/ Patrick Drahi
Patrick Drahi

Neptune Holding US Limited Partnership

By:	/s/ Dexter Goei
	Name:	Dexter Goei
	Title:	Authorized Signatory

/s/ Dexter Goei
Dexter Goei

/s/ Patrice Giami
Patrice Giami

/s/ Dennis Okhuijsen
Dennis Okhuijsen

/s/ Jérémie Bonnin
Jérémie Bonnin

/s/ Jean-Luc Berrebi
Jean-Luc Berrebi

/s/ Nicolas Rotkoff
Nicolas Rotkoff

/s/ Abdelhakim Boubazine
Abdelhakim Boubazine

/s/ Charles Stewart
Charles Stewart